CONTRACT

For a Liquid Cryogen-Free Cryomagnet for a 60 GHz Gyrotron

Contract # E50127A2

Date: January 30, 2015

This Contract is made by and between ***Cryomagnetics, Inc., 1006 Alvin Weinberg Drive, Oak Ridge, TN, 37830, USA*** (hereinafter referred to as CRYOMAGNETICS) and ***Gyrotron Technology, Inc., 3412 Progress Drive, Bensalem, PA, 19020, USA*** (hereinafter referred to as GTi). The Contract is based on GYCOM Technical Specification *"Specmag2T.doc"* dated November 11, 2010 and CRYOMAGNETICS Quotation # E40305A dated March 5, 2014 including system drawing C001-110413C1.

Both Parties agreed with the following terms and conditions:

1. Scope of the Contract

GTi places an order for and CRYOMAGNETICS undertakes to design, fabricate, test, deliver and install / commission one liquid cryogen-free superconducting cryomagnet Model CFG-60160GYC to be used with a 60 GHz gyrotron. The system is identical to the system manufactured under Contract E01115C, ordered in February 2011 and delivered in November 2011.

The superconducting cryomagnet system is comprised of the following items:

- 2.5 T superconducting magnet housed in a cryogen-free cryostat;
- Gifford-McMahon cryocooler system integrated with the cryostat;
- Field profile to match GYCOM 60 Ghz gyrotron requirements;
- One Model TM-614 cryogenic temperature monitor with 4 input channels;
- All required interconnecting cables, hoses and hardware.

Detailed specifications and related quotation are presented in Appendices I and II and are an indispensable part of this Contract.

2. Contract Price and Payment Terms

The price of the Contract is fixed in U.S. Dollars at $134,700.00 including the costs of delivering the goods to the installation site at Bensalem, PA.

Payment for the cryomagnet system shall be made by check or electronic transfer of funds to CRYOMAGNETICS' bank account according to the following schedule:

2.1. $40,410.00 after acceptance of the contract by CRYOMAGNETICS and within 30 days of the invoice date.

2.2. $40,410.00 at shipment of all deliverables, net 30 days after the invoice date.

2.3. $26,940.00 six (6) months after successful provisional acceptance tests.

2.4. $26,940.00 eighteen (18) months after successful provisional acceptance tests.

2.5. Early payment for any of the payments in the schedule is allowed without penalty.

2.6. GTi acknowledges that if the superconducting magnet is energized using a power supply other than one made by Cryomagnetics, Inc., GTi takes full responsibility for proper performance of the system and any damages that may be caused by the outsourced supply. Cryomagnetics assumes no responsibility for problems related to or caused by the other power supply.

3. Milestones and Schedule

Time after Contract Acceptance	Milestone
4 weeks	Final magnet system design and drawings delivered to GTi/GYCOM for review. GTi shall have two weeks to approve the design after receipt. If for any reason approval requires more than 2 weeks, the remainder of the schedule shall be extended accordingly.
6 weeks	Submission of Acceptance Test Plan (ATP) to GTi / GYCOM for review.
4 months	Factory acceptance tests at CRYOMAGNETICS' site.
5 months	Shipment to Pittsburgh, PA.
6 months	Acceptance tests completed.

4. Final Acceptance Tests

4.1. Upon completion of magnet system construction, the comprehensive Acceptance Test Plan will be executed at Cryomagnetics' facility in Oak Ridge, TN. GTi and/or GYCOM representatives are welcome to participate in these tests. Travel costs for GTi and GYCOM

personnel are not included in the Contract price. A summary of the ATP tests (Factory Test Report) will be sent to GTi for review prior to system shipment.

5. Delivery

The system shall be delivered to the installation site in Bensalem, PA.

6. Warranty

6.1. CRYOMAGNETICS warrants its products to be in accordance with requirements of the Contract and to be free from defects in materials and workmanship. This warranty shall be effective for two (2) years after the date of successful acceptance test at GTi for items manufactured by CRYOMAGNETICS. The warranty for the SHI cryorefrigerator and compressor is one (1) year.

6.2. CRYOMAGNETICS reserves the right to elect to repair, replace, or give credit for the purchase price of any product subject to warranty adjustment. Return of all products for warranty adjustment shall be FOB Oak Ridge, Tennessee, and must have prior authorization for such return from an authorized representative of the CRYOMAGNETICS.

6.3. This warranty shall not apply to any product that has been determined by CRYOMAGNETICS' inspection to have become defective due to abuse, mishandling, accident, alteration, improper installation or other causes. CRYOMAGNETICS' products are designed for use by knowledgeable, competent technical personnel.

6.4. In the event that the material breaks or malfunctions during the warranty period, GTi will inform CRYOMAGNETICS who shall act to improve the contractual equipment in an expeditious manner.

6.5. Each justified claim by GTi shall extend the term of the warranty covering the piece of equipment for which the claim is made. This term shall be equal to the time that elapses between making the claim and the moment that the situation has been improved to the satisfaction of GTi.

6.6. It is noted that routine maintenance of the system (for instance, the cryocooler cold head and compressor adsorber) is not considered a warranty repair.

7. Validity of the Contract

This Contract is valid up to the expiration of the payment term.

On behalf of CRYOMAGNETICS	On behalf of GYROTRON TECHNOLOGY
[signature]	[signature]
Michael Coffey President Cryomagnetics, Inc. 1006 Alvin Weinberg Drive Oak Ridge, Tennessee 37830 Phone: +1 (865) 482-9551 Ext. 101 Fax: (865) 483-1253 E-.mail: mcoffey@cryomagnetics.com	Vlad Sklyar President Gyrotron Technology, Inc. 3412 Progress Drive Bensalem, Pennsylvania 19020 Phone: +1 (215) 244-4740 Fax: +1 (215) 244-4742 E-mail: vsklyar@gyrotrontech.com